Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 15, 2011, relating to the consolidated financial statements of Crude Carriers Corp. and its subsidiaries (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

October 1, 2012